SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois        60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 7 – Regulation FD

Item 7.01.       Regulation FD Disclosure.

In previous public disclosures, we had projected 2005 revenue of $34.6 million and $400,000-$500,000 in 2005 net earnings.  However, the results of M-Wave DBS, a new division established upon the acquisition of Jayco Ventures, Inc., have to date fallen short of expectations due to working capital limitations.

On June 14, 2005, we made a presentation at an investor conference. in which M-Wave CEO Jim Mayer extrapolated results into a preliminary revised 2005 forecast of $29 million to $31 million in revenue and $90,000 to $150,000 in earnings.  However, those numbers were presented prematurely as we are currently in the process of revising our forecast for 2005.

We intend to publicly announce updated projections on June 30, 2005, after a full preparation and review of such projections is completed.

A copy of the June 14 investor presentation is attached hereto.

The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

Exhibit	Description

99.1	June 14, 2005 investor presentation

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Jim Mayer

                                                                                                            Jim Mayer

                                                                                                            Chief Executive Officer

Dated: June 21, 2005